Exhibit 99.1

PRESS RELEASE

FOR FURTHER INFORMATION CONTACT:

Landmark Bancorp, Inc.

Patrick L. Alexander

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

Phone:  785-565-2000

LANDMARK BANCORP, INC. DECLINES TO PARTICIPATE

IN TARP CAPITAL PURCHASE PROGRAM

(Manhattan, Kansas February 27, 2009) Landmark Bancorp, Inc. (NASDAQ: LARK), holding company for Landmark National Bank, announced today that it will not participate in the U.S. Treasury Department’s Troubled Asset Relief Program Capital Purchase Program (TARP).  Landmark Bancorp, Inc. received preliminary approval for up to $12 million in capital from the U.S. Treasury.  After careful consideration Landmark Bancorp, Inc.’s Board of Directors elected to not participate in the program.

Patrick L. Alexander, President of Landmark, said, “We faced a deadline to apply for funding last November and thought it was prudent to apply while we were gathering additional information on the program.  After careful consideration of our current financial position and capital funding options, the board believes it is in the best interest of our shareholders to not participate in the TARP Capital Purchase Program.  In the final analysis, we felt the benefits of the TARP capital to Landmark did not justify the expense of participating in the TARP Capital Purchase Program.”

Alexander further commented, “Landmark continues to focus on what we do best, community banking.  We continue to exceed the well capitalized regulatory definitions and believe that we are well positioned to continue to meet the deposit and lending needs of our customers and the communities we serve throughout Kansas.  Further, we believe our capital levels will allow Landmark the opportunity to continue to grow with our communities by making loans and adding additional branch facilities.”

Landmark Bancorp, Inc. is the holding company for Landmark National Bank.  Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence, Louisburg, Osage, Osawatomie, Paola, Topeka (2), and Wamego, Kansas.

Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy and turmoil in the credit and capital markets; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; and (x) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Landmark Bancorp, Inc. and its business, including additional factors that could materially affect the Company’s financial results, is included in our Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission.